UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2013

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain
Officers.

In recognition of their substantial efforts and contributions to the success of ARI Network Services, Inc. (the “Company”), and particularly to the successful completion of the Company’s recent acquisition of the assets of the Retail Services Division of Fifty Below Sales & Marketing, Inc., the Compensation Committee of the Company’s Board of Directors has determined to grant restricted stock awards to Roy W. Olivier, the Company’s President and Chief Executive Officer, and to directors William H. Luden III, Robert Y. Newell IV, and P. Lee Poseidon.  The restricted stock grants were made under the Company’s 2010 Equity Incentive Plan and were effective on January 2, 2013.  Mr. Olivier received 9,967 shares of restricted stock, which, together with a cash payment to him intended to cover taxes, had an aggregate value of $25,000.  Messrs. Luden, Newell and Poseidon each received 5,000 shares of restricted stock.  In each case, the shares of restricted stock vested on the date of grant and are subject to a transfer restriction of 30 days from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 3, 2013

ARI NETWORK SERVICES, INC.

By:  /s/ Roy W. Olivier

Roy W. Olivier

President and Chief Executive Officer

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